Exhibit 99.1

Starbucks Reports Record Second Quarter Fiscal 2013 Results
Continued Strong Comparable Store Sales Growth of 7% in the US and 6% Globally
Revenues Increase 11% to a Q2 Record $3.6 Billion; Operating Income Rises 26%
Record Q2 EPS of $0.51 Includes $0.03 Non-Routine Gain
Company Raises Full Year EPS Target

SEATTLE; April 25, 2013 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal second quarter and 26-week fiscal year to date ended March 31, 2013.

Fiscal Second Quarter 2013 Highlights:

•Total net revenues increased 11% to $3.6 billion

•	Global comparable store sales grew 6%, driven by a 4% increase in traffic and a 2% increase in average ticket, marking the 13th consecutive quarter of global comp growth greater than 5%

•	Operating margin expanded 180 basis points to a Q2 record 15.3%

•	Consolidated operating income grew 26% to $544 million

•	Record Q2 EPS of $0.51 per share included a $0.03 non-routine gain on the sale of the company's equity in the joint venture that operates Starbucks stores in Mexico; excluding this gain, EPS grew 20%

•	Dollars loaded on Starbucks Cards through both new card activations and reloads increased 32% over Q2 FY12

•	Starbucks added 590 net new stores globally, including 337 Teavana stores

•	The company has raised its full year earnings per share target range to $2.12 to $2.18 from the previous target range of $2.06 to $2.15

"Starbucks record operating performance in Q2 continues to demonstrate the underlying strength and resilience of our expanding global business, and the increasing relevance of the Starbucks brand to consumers all around the world,” said Howard Schultz, chairman, president and chief executive officer. “Innovation and an enhanced customer experience drove strong comp sales and revenue growth, while a laser focus on improving efficiency and controlling costs enabled us to deliver record margins and earnings. Starbucks has never been better positioned to achieve the aspirational goal we have set of becoming one of the world's most respected, admired and enduring brands.”

"Record second quarter results once again illustrate the power of the Starbucks business and brand,” commented Troy Alstead, chief financial officer. “Continued strength in our US operations, despite ongoing uncertainty in the macro environment, has fueled our performance and allows us to pursue long term strategic initiatives across our segments. Given our performance in the first half of the year and the considerable momentum in the business as we enter the second-half, we are raising our full year earnings growth target.”

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Second Quarter Fiscal 2013 Summary

	Quarter Ended Mar 31, 2013
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	4%	2%
Americas	6%	5%	2%
EMEA	(2)%	(1)%	0%
CAP	8%	4%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Mar 31, 2013	Apr 1, 2012	Change
Net New Stores(1)	590	176	414
Revenues	$3,555.9	$3,195.9	11%
Operating Income	$544.1	$430.4	26%
Operating Margin	15.3%	13.5%	180 bps
EPS	$0.51	$0.40	28%
(1) Includes 337 Teavana stores added in the second quarter of fiscal 2013.

Consolidated net revenues reached a Q2 record $3.6 billion in Q2 FY13, an increase of 11% over Q2 FY12. The increase was due to a 6% increase in global comparable store sales and incremental revenues from the opening of 1,448 net new stores over the past 12 months, including the addition of 337 Teavana stores.

Consolidated operating income increased 26% to a Q2 record $544.1 million, compared to $430.4 million for the same period a year ago. Operating margin expanded 180 basis points to 15.3% this quarter, compared to 13.5% in Q2 FY12. The margin increase was primarily driven by sales leverage and lower coffee costs.

Q2 Americas Segment Results

	Quarter Ended
($ in millions)	Mar 31, 2013	Apr 1, 2012	Change
Net New Stores(1)	95	72	23
Revenues	$2,604.1	$2,374.7	10%
Operating Income	$549.7	$449.5	22%
Operating Margin	21.1%	18.9%	220 bps
(1) Americas store data has been adjusted to exclude Seattle's Best Coffee, Evolution Fresh and Tazo Retail, which are now reported within All Other Segments.

Net revenues for the Americas segment were $2.6 billion in Q2 FY13, an increase of 10% over Q2 FY12. The increase was primarily due to a 6% increase in comparable store sales, comprised of a 5% increase in the number of transactions and a 2% increase in average ticket. Also contributing to the net revenue increase was incremental revenues from 522 net new store openings over the past 12 months.

Operating income increased to $549.7 million in Q2 FY13, representing growth of 22% compared to $449.5 million for the same period a year ago. Operating margin expanded 220 basis points to 21.1% in Q2 FY13 driven by sales leverage and lower coffee costs.

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Q2 EMEA Segment Results

	Quarter Ended
($ in millions)	Mar 31, 2013	Apr 1, 2012	Change
Net New Stores	22	17	5
Revenues	$273.2	$272.4	0%
Operating Income	$5.2	($7.0)	nm
Operating Margin	1.9%	(2.6)%	450 bps

Net revenues for the EMEA segment were $273.2 million in Q2 FY13, flat to Q2 FY12. Revenue growth of 48% in licensed stores, driven by the opening of 117 net new stores in the last 12 months, was offset by a decline in company-operated revenue primarily driven by prior store portfolio optimization activities.

Operating income of $5.2 million in Q2 FY13 grew $12.2 million from an operating loss of $7.0 million in Q2 FY12. Operating margin increased 450 basis points to 1.9%. Margin expansion was primarily driven by a continued focus on cost management and a shift in our store portfolio to more licensed stores. Also contributing to the margin expansion was a reduction to the estimated asset retirement obligations of our store leases in the region.

Q2 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Mar 31, 2013	Apr 1, 2012	Change
Net New Stores	147	83	64
Revenues	$213.6	$174.6	22%
Operating Income	$68.3	$68.2	0%
Operating Margin	32.0%	39.1%	(710) bps

Net revenues for the China/Asia Pacific segment were $213.6 million in Q2 FY13, an increase of 22% over Q2 FY12. The increase was primarily due to incremental revenues from 516 net new store openings over the past 12 months and an 8% increase in comparable store sales.

Operating income of $68.3 million in Q2 FY13 was flat to the prior-year quarter. Operating margin decreased 710 basis points to 32.0% this quarter compared to 39.1% in Q2 FY12. The margin contraction was primarily due to investment spending to support continued growth in China and a shift in the composition of our store portfolio from licensed to company-operated stores. Also contributing to the margin contraction was the absence this year of non-routine income included in income from equity investees in the prior year.

Q2 Channel Development Segment Results

	Quarter Ended
($ in millions)	Mar 31, 2013	Apr 1, 2012	Change
Revenues	$343.5	$321.5	7%
Operating Income	$94.1	$79.5	18%
Operating Margin	27.4%	24.7%	270 bps

Channel Development net revenues were $343.5 million in Q2 FY13, an increase of 7% over Q2 FY12, primarily driven by sales of Starbucks- and Tazo-branded K-Cup® packs.

Operating income grew 18% to $94.1 million in Q2 FY13 compared to $79.5 million for the same period a year ago. Operating margin increased 270 basis points to 27.4% in Q2 FY13 compared to 24.7% in the prior-year period. The margin expansion was primarily due to lower coffee costs.

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Segment Reporting Update

Beginning in Q2 FY13, we removed unallocated corporate expenses from Other. Other is now referred to as All Other Segments and includes Teavana, Seattle's Best Coffee, Evolution Fresh, Tazo Retail and Digital Ventures. Unallocated corporate operating expenses, which pertain primarily to corporate administrative functions that support the operating segments but are not specifically attributable to or managed by any segment, are now a reconciling item between total segment operating results and consolidated financial results. While our consolidated results are not impacted, our historical segment financial information has been revised to be consistent with the current period presentation. A historical recast of results can be found on the Investor Relations page on Starbucks.com.

Q2 All Other Segments Results

	Quarter Ended
($ in millions)	Mar 31, 2013	Apr 1, 2012	Change
Net New Stores	326	4	322
Revenues	$121.5	$52.7	131%
Operating loss	($4.1)	($6.7)	(39)%

Net revenues for All Other Segments were $121.5 million in Q2 FY13, an increase of 131% over Q2 FY12, primarily driven by the addition of Teavana retail store sales in the current quarter.

Operating loss was $4.1 million in Q2 FY13 compared to a loss of $6.7 million for the same period a year ago. The $2.6 million improvement was primarily driven by the acquisition of Teavana in Q2 FY13.

Year to Date Financial Results

	Two Quarters Ended Mar 31, 2013
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	4%	2%
Americas	6%	4%	2%
EMEA	(1)%	0%	(2)%
CAP	9%	6%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Two Quarters Ended
($ in millions, except per share amounts)	Mar 31, 2013	Apr 1, 2012	Change
Net New Stores(1)	802	417	385
Revenues	$7,355.4	$6,631.8	11%
Operating Income	$1,174.6	$986.4	19%
Operating Margin	16.0%	14.9%	110 bps
EPS	$1.08	$0.90	20%
(1) Includes 337 Teavana stores added in the second quarter of fiscal 2013.

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Fiscal 2013 Targets

Starbucks reaffirms the following fiscal 2013 targets:

•	Revenue growth of approximately 10% - 13%

•	Mid single digit global comparable store sales growth

•	Full-year consolidated operating margin improvement of approximately 100 basis points over FY12 results

•	Capital expenditures of approximately $1.2 billion for the full year

Starbucks has updated the following fiscal 2013 targets:

•	The company plans to open approximately 1,650 net new stores globally, reiterating the previous target of 1,300 Starbucks stores and including 350 Teavana stores acquired and to be opened in the year

•	Starbucks has raised its full year earnings per share target to a range of $2.12 - $2.18, consisting of $0.50 - $0.53 in Q3 and $0.54 - $0.57 in Q4

Company Updates

•
Starbucks was recognized by Fortune magazine as the fifth “Most Admired Company” in the world and Ethisphere Magazine named Starbucks one of the World's Most Ethical Companies for the seventh year in a row.

•	The company opened its first store in Vietnam on January 31, an iconic flagship location in Ho Chi Minh City.

•	Starbucks® coffee K-cup® packs were recognized as the most successful CPG beverage product of 2012 by Information Resources, Inc. (IRI), a leading market research company.

•	As part of the ongoing evaluation of appropriate ownership structures in international markets, Starbucks sold its 18% equity in Mexico to long time trusted business partner, Alsea, S.A.B. de C.V.

•
Starbucks announced the expansion of its loyalty and rewards program with an industry-first innovation that will enable customers to earn rewards for grocery channel purchases that can be redeemed in Starbucks retail stores.

•
The company expanded its comprehensive ethical sourcing program with a new research and development center in Costa Rica; the 240-hectare farm will be converted into a global agronomy center and is part of Starbucks commitment to ethically sourcing 100 percent of its coffee by 2015.

•
Starbucks announced the appointment of two new members to its senior leadership team; Sharon Rothstein was named global chief marketing officer and Matthew Ryan will serve as global chief strategy officer.

•	The Board of Directors declared a cash dividend of $0.21 per share, payable on May 24, 2013, to shareholders of record as of May 9, 2013.

•	The company repurchased approximately 3 million shares of common stock in Q2 FY13; approximately 26 million shares remain available for purchase under previous authorizations.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, Troy Alstead, cfo and Cliff Burrows, president, Americas.  The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 5:00 p.m. Pacific Time on Friday, May 24, 2013. A replay of the call will also be available via telephone through 9:00 p.m. Pacific Time on Saturday, April 27, 2013 by calling 1-855-859-2056, reservation number 36849786.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for additional information.

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About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, health and potential of our business and brand, business momentum, growth and growth opportunities, earnings per share, revenues, operating margins, profits, capital expenditures, comparable store sales and store openings and closings. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company's initiatives, strategies and plans, the acceptance of the company's products by our customers, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2012.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande / Greg Smith	Jim Olson
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
Fiscal Year Ended	Mar 31, 2013	Apr 1, 2012	% Change	Mar 31, 2013	Apr 1, 2012

				As a % of total net revenues
Net revenues:
Company-operated stores	$2,807.7	$2,521.2	11.4%	79.0%	78.9%
Licensed stores	322.1	290.3	11.0	9.1	9.1
CPG, foodservice and other	426.1	384.4	10.8	12.0	12.0
Total net revenues	3,555.9	3,195.9	11.3	100.0	100.0
Cost of sales including occupancy costs	1,530.4	1,411.9	8.4	43.0	44.2
Store operating expenses	1,038.4	956.5	8.6	29.2	29.9
Other operating expenses	112.1	105.3	6.5	3.2	3.3
Depreciation and amortization expenses	153.1	137.1	11.7	4.3	4.3
General and administrative expenses	230.3	206.9	11.3	6.5	6.5
Total Operating Expenses	3,064.3	2,817.7	8.8	86.2	88.2
Income from equity investees	52.5	52.2	0.6	1.5	1.6
Operating income	544.1	430.4	26.4	15.3	13.5
Interest income and other, net	50.8	35.3	43.9	1.4	1.1
Interest expense	(6.1)	(8.8)	(30.7)	(0.2)	(0.3)
Earnings before income taxes	588.8	456.9	28.9	16.6	14.3
Income taxes	198.1	146.8	34.9	5.6	4.6
Net earnings including noncontrolling interest	390.7	310.1	26.0	11.0	9.7
Net earnings attributable to noncontrolling interest	0.3	0.2	50.0	—	—
Net earnings attributable to Starbucks	$390.4	$309.9	26.0%	11.0%	9.7%

Net earnings per common share - diluted	$0.51	$0.40	27.5%
Weighted avg. shares outstanding - diluted	761.3	773.3

Cash dividends declared per share	$0.21	$0.17

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.0%	37.9%
Effective tax rate including noncontrolling interest				33.6%	32.1%

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Two Quarters Ended			Two Quarters Ended
Fiscal Year Ended	Mar 31, 2013	Apr 1, 2012	% Change	Mar 31, 2013	Apr 1, 2012

				As a % of total net revenues
Net revenues:
Company-operated stores	$5,797.3	$5,253.0	10.4%	78.8%	79.2%
Licensed stores	672.2	596.9	12.6	9.1	9.0
CPG, foodservice and other	885.9	781.9	13.3	12.0	11.8
Total net revenues	7,355.4	6,631.8	10.9	100.0	100.0
Cost of sales including occupancy costs	3,151.1	2,908.0	8.4	42.8	43.8
Store operating expenses	2,127.9	1,952.2	9.0	28.9	29.4
Other operating expenses	244.6	212	15.4	3.3	3.2
Depreciation and amortization expenses	302.0	271.9	11.1	4.1	4.1
General and administrative expenses	462.2	398.4	16.0	6.3	6.0
Total Operating Expenses	6,287.8	5,742.5	9.5	85.5	86.6
Income from equity investees	107.0	97.1	10.2	1.5	1.5
Operating income	1,174.6	986.4	19.1	16.0	14.9
Interest income and other, net	48.0	58.5	(17.9)	0.7	0.9
Interest expense	(12.7)	(17.4)	(27.0)	(0.2)	(0.3)
Earnings before income taxes	1,209.9	1,027.5	17.8	16.4	15.5
Income taxes	386.8	335.2	15.4	5.3	5.1
Net earnings including noncontrolling interest	823.1	692.3	18.9	11.2	10.4
Net earnings attributable to noncontrolling interest	0.6	0.4	50.0	—	—
Net earnings attributable to Starbucks	$822.5	$691.9	18.9%	11.2%	10.4%

Net earnings per common share - diluted	$1.08	$0.90	20.0%
Weighted avg. shares outstanding - diluted	761.3	770.9

Cash dividends declared per share	$0.42	$0.34

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.7%	37.2%
Effective tax rate including noncontrolling interest				32.0%	32.6%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

Americas

	Mar 31, 2013	Apr 1, 2012	% Change	Mar 31, 2013	Apr 1, 2012

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,376.2	$2,170.2	9.5%	91.2%	91.4%
Licensed stores	216.7	198.9	8.9	8.3	8.4
CPG, foodservice and other	11.2	5.6	100.0	0.4	0.2
Total net revenues	2,604.1	2,374.7	9.7	100.0	100.0
Cost of sales including occupancy costs	1,000.0	941.6	6.2	38.4	39.7
Store operating expenses	891.9	837.4	6.5	34.2	35.3
Other operating expenses	21.2	18.7	13.4	0.8	0.8
Depreciation and amortization expenses	105.6	97.2	8.6	4.1	4.1
General and administrative expenses	38.1	32.4	17.6	1.5	1.4
Total Operating Expenses	2,056.8	1,927.3	6.7	79.0	81.2
Income from equity investees	2.4	2.1	14.3	0.1	0.1
Operating income	$549.7	$449.5	22.3%	21.1%	18.9%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.5%	38.6%

Two Quarters Ended
Net revenues:
Company-operated stores	$4,962.6	$4,526.3	9.6%	91.1%	91.4%
Licensed stores	455.8	415.3	9.8	8.4	8.4
CPG, foodservice and other	26.3	11.6	126.7	0.5	0.2
Total net revenues	5,444.7	4,953.2	9.9	100.0	100.0
Cost of sales including occupancy costs	2,092.5	1,948.3	7.4	38.4	39.3
Store operating expenses	1,851.7	1,712.2	8.1	34.0	34.6
Other operating expenses	51.2	39.2	30.6	0.9	0.8
Depreciation and amortization expenses	211.0	194.3	8.6	3.9	3.9
General and administrative expenses	100.9	63.0	60.2	1.9	1.3
Total Operating Expenses	4,307.3	3,957.0	8.9	79.1	79.9
Income from equity investees	2.4	2.1	14.3	—	—
Operating income	$1,139.8	$998.3	14.2%	20.9%	20.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.3%	37.8%

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EMEA

	Mar 31, 2013	Apr 1, 2012	% Change	Mar 31, 2013	Apr 1, 2012

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$219.0	$233.5	(6.2)%	80.2%	85.7%
Licensed stores	45.9	31.1	47.6	16.8	11.4
CPG, foodservice and other	8.3	7.8	6.4	3.0	2.9
Total net revenues	273.2	272.4	0.3	100.0	100.0
Cost of sales including occupancy costs	140.8	143.9	(2.2)	51.5	52.8
Store operating expenses	83.2	91.9	(9.5)	30.5	33.7
Other operating expenses	10.7	8.9	20.2	3.9	3.3
Depreciation and amortization expenses	13.7	14.3	(4.2)	5.0	5.2
General and administrative expenses	19.6	20.4	(3.9)	7.2	7.5
Total Operating Expenses	268.0	279.4	(4.1)	98.1	102.6
Income from equity investees	—	—	—	—	—
Operating income/(loss)	$5.2	$(7.0)	nm	1.9%	(2.6)%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.0%	39.4%

Two Quarters Ended
Net revenues:
Company-operated stores	$471.7	$497.9	(5.3)%	81.4%	86.5%
Licensed stores	89.8	62.4	43.9	15.5	10.8
CPG, foodservice and other	17.8	15.3	16.3	3.1	2.7
Total net revenues	579.3	575.6	0.6	100.0	100.0
Cost of sales including occupancy costs	293.3	294.4	(0.4)	50.6	51.1
Store operating expenses	173.5	185.7	(6.6)	29.9	32.3
Other operating expenses	19.1	17.6	8.5	3.3	3.1
Depreciation and amortization expenses	27.9	28.5	(2.1)	4.8	5.0
General and administrative expenses	38.0	37.8	0.5	6.6	6.6
Total Operating Expenses	551.8	564.0	(2.2)	95.3	98.0
Income from equity investees	—	0.3	(100.0)	—	0.1
Operating income	$27.5	$11.9	131.1%	4.7%	2.1%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.8%	37.3%

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China / Asia Pacific (CAP)

	Mar 31, 2013	Apr 1, 2012	% Change	Mar 31, 2013	Apr 1, 2012

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$156.5	$117.5	33.2%	73.3%	67.3%
Licensed stores	57.1	57.1	—	26.7	32.7
Total net revenues	213.6	174.6	22.3	100.0	100.0
Cost of sales including occupancy costs	104.9	86.8	20.9	49.1	49.7
Store operating expenses	40.3	27.2	48.2	18.9	15.6
Other operating expenses	11.5	9.7	18.6	5.4	5.6
Depreciation and amortization expenses	8.5	5.6	51.8	4.0	3.2
General and administrative expenses	10.9	10.0	9.0	5.1	5.7
Total Operating Expenses	176.1	139.3	26.4	82.4	79.8
Income from equity investees	30.8	32.9	(6.4)	14.4	18.8
Operating income	$68.3	$68.2	0.1%	32.0%	39.1%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				25.8%	23.1%

Two Quarters Ended
Net revenues:
Company-operated stores	$307.0	$228.8	34.2%	71.8%	67.0%
Licensed stores	120.7	112.7	7.1	28.2	33.0
Total net revenues	427.7	341.5	25.2	100.0	100.0
Cost of sales including occupancy costs	211.4	171.2	23.5	49.4	50.1
Store operating expenses	79.7	54.3	46.8	18.6	15.9
Other operating expenses	21.7	21.1	2.8	5.1	6.2
Depreciation and amortization expenses	15.9	10.6	50.0	3.7	3.1
General and administrative expenses	23.5	19.2	22.4	5.5	5.6
Total Operating Expenses	352.2	276.4	27.4	82.3	80.9
Income from equity investees	64.9	60.5	7.3	15.2	17.7
Operating income	$140.4	$125.6	11.8%	32.8%	36.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				26.0%	23.7%

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Channel Development

	Mar 31, 2013	Apr 1, 2012	% Change	Mar 31, 2013	Apr 1, 2012

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$254.6	$237.4	7.2%	74.1%	73.8%
Foodservice	88.9	84.1	5.7	25.9	26.2
Total net revenues	343.5	321.5	6.8	100.0	100.0
Cost of sales	212.6	204.7	3.9	61.9	63.7
Other operating expenses	49.3	49.3	—	14.4	15.3
Depreciation and amortization expenses	0.3	0.3	—	0.1	0.1
General and administrative expenses	6.5	4.9	32.7	1.9	1.5
Total Operating Expenses	268.7	259.2	3.7	78.2	80.6
Income from equity investees	19.3	17.2	12.2	5.6	5.3
Operating income	$94.1	$79.5	18.4%	27.4%	24.7%

Two Quarters Ended
Net revenues:
CPG	$542.9	$484.5	12.1%	75.0%	73.7%
Foodservice	180.5	172.8	4.5	25.0	26.3
Total net revenues	723.4	657.3	10.1	100.0	100.0
Cost of sales	447.8	425.3	5.3	61.9	64.7
Other operating expenses	112.4	99.5	13.0	15.5	15.1
Depreciation and amortization expenses	0.6	0.7	(14.3)	0.1	0.1
General and administrative expenses	11.3	8.7	29.9	1.6	1.3
Total Operating Expenses	572.1	534.2	7.1	79.1	81.3
Income from equity investees	39.7	34.2	16.1	5.5	5.2
Operating income	$191.0	$157.3	21.4%	26.4%	23.9%

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All Other Segments

	Mar 31, 2013	Apr 1, 2012	% Change

Quarter Ended
Net revenues:
Company-operated stores	$56.0	$—	100.0%
Licensed stores	2.4	3.2	(25.0)
CPG, foodservice and other	63.1	49.5	27.5
Total net revenues	121.5	52.7	130.6
Cost of sales including occupancy costs	69.7	34.4	102.6
Store operating expenses	23.0	—	100.0
Other operating expenses	19.4	18.7	3.7
Depreciation and amortization expenses	3.4	0.6	466.7
General and administrative expenses	10.1	5.7	77.2
Total Operating Expenses	125.6	59.4	111.4
Operating loss	$(4.1)	$(6.7)	(38.8)%

Two Quarters Ended
Net revenues:
Company-operated stores	$56.0	$—	100.0%
Licensed stores	5.9	6.5	(9.2)
CPG, foodservice and other	118.4	97.7	21.2
Total net revenues	180.3	104.2	73.0
Cost of sales including occupancy costs	106.0	68.3	55.2
Store operating expenses	23.0	—	100.0
Other operating expenses	40.2	34.6	16.2
Depreciation and amortization expenses	4.3	1.0	330.0
General and administrative expenses	15.0	9.8	53.1
Total Operating Expenses	188.5	113.7	65.8
Operating loss	$(8.2)	$(9.5)	(13.7)%

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
Fiscal Second Quarter 2013 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Mar 31, 2013	Apr 1, 2012	Change
Comparable Store Sales Growth	7%	8%
Change in Transactions	5%	7%
Change in Ticket	2%	1%
Revenues	$2,312.9	$2,115.1	9%
Operating Income	$543.2	$434.3	25%
Operating Margin	23.5%	20.5%	300 bps

Fiscal Second Quarter 2013 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened (closed) during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 31, 2013	Apr 1, 2012	Mar 31, 2013	Apr 1, 2012	Mar 31, 2013	Apr 1, 2012
Americas:
Company-operated(1)	25	22	52	34	7,895	7,643
Licensed stores(1)	70	50	130	134	5,100	4,830
	95	72	182	168	12,995	12,473
EMEA:
Company-operated(2)	(4)	(3)	(24)	5	858	877
Licensed stores(2)	26	20	53	37	1,040	923
	22	17	29	42	1,898	1,800
CAP:
Company-operated	66	28	113	63	779	575
Licensed stores	81	55	159	141	2,787	2,475
	147	83	272	204	3,566	3,050
All Other Segments:
Company-operated	306	3	309	2	323	16
Licensed stores	20	1	10	1	86	81
	326	4	319	3	409	97

Total	590	176	802	417	18,868	17,420
(1) Americas store data has been adjusted to exclude Seattle's Best Coffee, Evolution Fresh and Tazo Retail, which are now reported within All Other Segments.
(2) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensees in the fourth quarter of fiscal 2012.

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